VOLT INFORMATION SCIENCES, INC.
560 Lexington Avenue
New York, New York 10022-2928

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 5, 2007

TO THE SHAREHOLDERS OF VOLT INFORMATION SCIENCES, INC.

The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the “Company”) will be held at the First Floor Atrium, Volt Corporate Park, 2401 N. Glassell Street, Orange, CA 92865, on April 5, 2007, at 10:00 a.m., Pacific time, to consider the following:

1.	The election of three Class II directors to serve until the 2009 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

2.	A proposal to ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 28, 2007;

3.	A proposal to approve the adoption by the Board of Directors of the Volt Information Sciences, Inc. 2006 Incentive Stock Plan;

4.	The amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock ($.10 par value) from 30,000,000 to 120,000,000; and

5.	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on February 16, 2007 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed Proxy exactly as your name appears on the Proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this Proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

By Order of the Board of Directors Jerome Shaw, Secretary

New York, New York
February 28, 2007

VOLT INFORMATION SCIENCES, INC.
560 Lexington Avenue
New York, New York 10022-2928

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement, to be mailed on or about February 28, 2007, is furnished in connection with the solicitation by the Board of Directors of Volt Information Sciences, Inc., a New York corporation (the “Company” or “Volt”), of Proxies in the accompanying form (“Proxy” or “Proxies”) for use at the Annual Meeting of Shareholders of the Company to be held on April 5, 2007 and at any adjournments or postponements thereof (the “Annual Meeting”).

All share amounts shown in this Proxy Statement have been adjusted to reflect the 3-for-2 stock split in the form of a stock dividend paid January 26, 2007.

Only holders of record of the Company’s Common Stock (the “Common Stock”) as of the close of business on February 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, there were issued and outstanding 23,480,103 shares of Common Stock of the Company. Each issued and outstanding share of Common Stock on that date is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of at least 35% of the total issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

All Proxies received will be voted in accordance with the specifications made thereon. Proxies received without specification on a matter will be voted as follows on that matter: (a) for the election of all nominees named herein to serve as directors, (b) in favor of the proposal to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending October 28, 2007 (“fiscal 2007”), (c) in favor of the proposal to approve the adoption by the Board of Directors of the Volt Information Sciences, Inc. 2006 Incentive Stock Plan and (d) in favor of the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock ($.10 par value) from 30,000,000 to 120,000,000. Management does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the Annual Meeting. If any other matters or motions come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the Annual Meeting. Proxies may be revoked at any time prior to their exercise by written notification to the Secretary of the Company at the Company’s principal executive offices located at 560 Lexington Avenue, New York, New York 10022-2928, by voting at the Annual Meeting or by submitting a later dated proxy.

The Company maintains a Savings Plan (the “Savings Plan”) in which separate accounts are maintained for Common Stock held under the Employee Stock Ownership Plan (the “ESOP Account”) and 401(k) Plan (the “401(k) Account”) features of the Savings Plan. Subaccounts are maintained for each participant under the ESOP Account and 401(k) Account. Separate Proxies are being transmitted to each employee of the Company who is a participant in the Savings Plan. Shares held in a participant’s subaccounts will be voted by the trustee of the Savings Plan as directed by the participant in a signed Proxy for Savings Plan participants which is timely returned to the Savings Plan’s trustee or its designee. Shares as to which the Savings Plan trustee does not receive a timely direction will be voted by the trustee as directed by the administrator of the Savings Plan in such manner as the Savings Plan administrator deems proper in its fiduciary capacity for the benefit of the Savings Plan and its participants.

A plurality of votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. The affirmative vote of a majority of votes cast at the Annual Meeting in person or by proxy is required to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2007 and to approve the adoption by the Board of Directors of the Volt Information Sciences, Inc. 2006 Incentive Stock Plan. The affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock in person or by proxy is required to approve the adoption by the Board of Directors of the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock ($.10 par value) from 30,000,000 to 120,000,000. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of an independent registered public accounting firm or the approval of the Volt Information Sciences, Inc. 2006 Incentive Stock Plan, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but are counted in determining a quorum. Abstentions and broker non-votes will have the same effect as a vote against the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. A “broker non-vote” occurs when a broker holding shares for a beneficial owner of Common Stock does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received specific voting instructions from such beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS, MANAGEMENT AND NOMINEES

The following table sets forth information, as of February 12, 2007 (except as described in the footnotes to the following table), with respect to the beneficial ownership of Common Stock, the Company’s only class of voting or equity securities, by (a) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each of the executive officers named in the Summary Compensation Table contained under “Executive Compensation”, (c) each of the directors of the Company, including nominees to serve as directors, and (d) executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Jerome Shaw	5,436,038(3)	23.2%
c/o Volt Information Sciences, Inc.
2401 N. Glassell Street
Orange, CA92665
Deborah Shaw	3,714,190(4)	15.8%
c/o Volt Information Sciences, Inc.
560 Lexington Avenue
New York, NY10022
Bruce G. Goodman	3,700,354(5)	15.8%
c/o Hinckley, Allen & Snyder LLP
28 State Street
Boston, MA02109-1775

Linda Shaw	3,700,354(6)	15.8%
c/o Bruce G. Goodman
Hinckley, Allen & Snyder LLP
28 State Street
Boston, MA02109-1775
Goldman Sachs Asset Management, L.P.	3,199,798(7)	13.6%
32 Old Slip
New York, NY 10005
Estate of William Shaw	2,474,432(8)	10.5%
Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Dimensional Fund Advisors Inc.	1,672,179(9)	7.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Barclays Global Investors, NA	1,524,472(10)	6.5%
45 Fremont Street
San Francisco, CA94105
Lloyd Frank	1,443,541(11)	6.2%
c/o Troutman Sanders LLP
405 Lexington Avenue
New York, NY10174
Steven A. Shaw	1,263,882(12)(13)	5.4%
c/o Volt Information Sciences, Inc.
560 Lexington Avenue
New York, NY10022-2928
Howard B. Weinreich	34,321(13)	*
Thomas Daley	1,811	*
Jack Egan	3,364	*
Mark N. Kaplan	15,750(13)	*
Theresa A. Havell	6,000	*
William H. Turner	1,500	*
All executive officers and directors as a	9,316,273(14)	39.6%
group (15 persons)

_________________

(1)	Except as noted, the named beneficial owners have sole voting and dispositive power with respect to their beneficially owned shares. Shares beneficially owned include shares held in the executive officer’s ESOP Account and 401(k) Account.

(2)	Asterisk indicates less than 1%. Shares reflected as owned by a person that are not outstanding but that are issuable upon exercise of the portion of options held by such person that are exercisable on or within 60 days after February 12, 2007 are considered outstanding for the purpose of computing the percentage of outstanding Common Stock that would be owned by that person if the options were exercised, but (except for the calculation of the beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3)	Includes (i) 1,166,713 shares owned by Jerome Shaw and his wife as trustees of a revocable trust for their benefit or as community property, as to which shares they may be deemed to have shared voting and investment power (pursuant to the terms of the trust, Mr. Shaw may demand that the shares in trust be transferred to him at any time), (ii) 2,328,978 shares owned by Mr. Shaw as trustee under two trusts for his benefit, (iii) 301,875 shares owned by Mr. Shaw and his wife as trustees of a trust for the benefit of one of their children, as to which shares Mr. and Mrs. Shaw may be deemed to have shared voting and investment power, (iv) 9,825 shares owned by Mr. Shaw’s wife, as to which shares Mr. Shaw disclaims beneficial ownership; (v) an aggregate of 441,752 shares owned by Mr. Shaw, Michael Shaw, Steven A. Shaw and Lloyd Frank as co-trustees of a trust for the benefit of three of Jerome Shaw’s children, (vi) 14,250 shares held by a family foundation of which Mr. Shaw is a director as to which shares Mr. Shaw disclaims beneficial ownership, (vii) 146,748 shares owned by Mr. Shaw as trustee of a trust for the benefit of one of his children and (viii) an aggregate of 985,996 shares owned by Jerome Shaw, Linda Shaw, Deborah Shaw and Lloyd Frank as co-trustees of a trust for the benefit of the children of William Shaw. The inclusion of the shares in clauses (iii), (v), (vii) and (viii) is not an admission of beneficial ownership of those shares by Mr. Shaw.

(4)	Includes (i) 2,468,683 shares owned by the Estate of William Shaw of which Ms. Shaw is a co-executrix, (ii) 985,996 shares owned by Ms. Shaw, Linda Shaw, Jerome Shaw and Lloyd Frank as co-trustees of a trust for the benefit of the children of William Shaw, (iii) 5,749 shares held by a family foundation of which Ms. Shaw and Linda Shaw are directors, (iv) 71,220 shares owned by Ms. Shaw as custodian for her children and (v) 23,893 shares owned by Ms. Shaw’s husband. The inclusion of the shares in clauses (iv) and (v) is not an admission of beneficial ownership of those shares by Ms. Shaw.

(5)	Includes (i) 1,500 shares owned by Mr. Goodman as trustee of an irrevocable trust for the benefit of his children, (ii) 191,794 and 28,488 shares owned by Mr. Goodman’s wife, Linda Shaw, individually, and as custodian for two of her children, respectively, (iii) 5,749 shares held by a family foundation of which Mr. Goodman’s wife and Deborah Shaw are directors, as to all of which shares Mr. Goodman disclaims beneficial ownership, (iv) 985,996 shares owned by Mr. Goodman’s wife, Jerome Shaw, Deborah Shaw and Lloyd Frank as co-trustees of a trust for the benefit of the children of William Shaw, one of whom is Mr. Goodman’s wife and (v) 2,468,683 shares owned by the Estate of William Shaw of which Mr. Goodman’s wife is the co-executrix. The inclusion of the shares in clauses (ii), (iii), (iv) and (v) is not an admission of beneficial ownership of those shares by Mr. Goodman.

(6)	Includes (i) 2,468,683 shares owned by the Estate of William Shaw of which Ms. Shaw is a co-executrix, (ii) 985,996 shares owned by Ms. Shaw, Jerome Shaw, Deborah Shaw and Lloyd Frank as co-trustees of a trust for the benefit of the children of William Shaw, one of whom is Ms. Shaw, (iii) 28,488 shares owned by Ms. Shaw as custodian for two of her children, (iv) 5,749 shares held by a family foundation of which Ms. Shaw and Deborah Shaw are directors as to which shares Ms. Shaw disclaims beneficial ownership, (v) 18,744 shares owned by Ms. Shaw’s husband, individually and (vi) 1,500 shares owned by Ms. Shaw’s husband as trustee of an irrevocable trust for the benefit of his children. The inclusion of the shares in clauses (v) and (vi) is not an admission of beneficial ownership of those shares by Ms. Shaw.

(7)	Based on information as of December 31, 2006 (adjusted for the Company’s January 2007 stock split in the form of a stock dividend) contained in a Schedule 13G/A dated February 1, 2007 which indicates that Goldman Sachs Asset Management, L.P., an investment advisor, has sole voting power over 2,826,546 shares and has sole dispositive power over 3,199,798 shares. The

Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G/A filing, but has no reason to believe that such information is incomplete or inaccurate.

(8)	Includes 2,468,683 shares owned by the Estate of William Shaw. Also includes 5,749 shares held by a family foundation of which Deborah Shaw and Linda Shaw are directors, as to which shares Deborah Shaw and Linda Shaw each disclaim beneficial ownership.

(9)	Based on information as of December 31, 2006 (adjusted for the Company’s 2007 stock split in the form of a stock dividend) contained in a Schedule 13G/A dated February 2, 2007 which indicates that Dimensional Fund Advisors Inc., an investment advisor, has sole voting and/or investment power as to these shares which are owned by investment funds as to which it furnishes investment advice or serves as investment manager, but as to which it disclaims beneficial ownership. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G/A filing, but has no reason to believe that such information is incomplete or inaccurate.

(10)	Based on information as of December 31, 2006 (adjusted for the Company’s 2007 stock split in the form of a stock dividend) contained in a Schedule 13G dated January 23, 2007 which indicates that Barclays Global Investors, NA, a bank, has sole voting power over 1,081,504 shares and has sole dispositive power over 1,131,433 shares and Barclays Global Fund Advisors, an investment advisor, has sole voting and dispositive power over an additional 393,039 shares. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G filing, but has no reason to believe that such information is incomplete or inaccurate.

(11)	Includes (i) 3,793 shares owned by Mr. Frank’s wife, as to which shares Mr. Frank disclaims beneficial ownership, (ii) 441,752 shares owned by Mr. Frank, Jerome Shaw, Michael Shaw and Steven A. Shaw as co-trustees of a trust for the benefit of three children of Jerome Shaw and (iii) 985,996 shares owned by Mr. Frank, Jerome Shaw, Linda Shaw and Deborah Shaw as co-trustees of a trust for the benefit of the children of William Shaw. The inclusion of the shares in clauses (ii) and (iii) is not an admission of beneficial ownership of those shares by Mr. Frank.

(12)	Includes (i) 13,947 shares held by Steven A. Shaw as trustee of trusts for the benefit of two of his nephews, as to which Mr. Shaw disclaims beneficial ownership, and (ii) 441,752 shares owned by Steven A. Shaw, Jerome Shaw, Michael Shaw and Lloyd Frank as co-trustees of a trust for the benefit of the children of Jerome Shaw, of whom Steven A. Shaw is one.

(13)	Includes the following shares issuable upon the exercise of the portion of options granted by the Company that are exercisable on or within 60 days after February 12, 2007: Steven A. Shaw, 27,750 shares; Howard B. Weinreich, 9,000 shares; and Mark N. Kaplan, 11,250 shares.

(14)	Includes 53,250 shares issuable upon the exercise of the portion of options granted by the Company that are exercisable on or within 60 days after February 12, 2007.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERSIN
MATTERS TO BE ACTED UPON

None of the persons who have been a director or executive officer of the Company at any time since November 1, 2004 have a direct or indirect substantial interest in any of the matters to be acted upon at the Annual Meeting. All executive officers and directors are eligible to receive awards under the Volt Information Sciences, Inc. 2006 Incentive Stock Plan.

ELECTION OF DIRECTORS

The Company’s Board of Directors presently consists of seven directors, divided into two classes. The terms of office of Class I and Class II directors expire at the 2008 and 2007 Annual Meetings of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of two years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company’s shareholders, except Deborah Shaw who was elected by the Board of Directors of the Company on August 16, 2006.

Unless otherwise directed, persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Deborah Shaw, William H. Turner and Theresa A. Havell as Class II directors to serve until the 2009 Annual Meeting of Shareholders and, in each case, until his or her respective successor is elected and qualified (those persons are referred to in this Proxy Statement as the “nominees”). Each nominee has indicated his or her availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.

A plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee. Votes withheld will have no effect on the outcome of the election of directors.

Background of Nominees and Continuing Directors

Nominees
(Class II)

THERESA A. HAVELL, 60, has been a director of the Company since April 2004. She has been President and Chief Executive Officer of Havell Capital Management LLC (a money management company) since 1996. Prior to 1996, Ms. Havell was a Partner, Member of Executive Committee, Director and Chief Investment Officer of the Fixed Income Group of NeubergerBerman.

DEBORAH SHAW, 51, has been a director of the Company since August 2006. Dr. Shaw is and has been a clinical psychologist with a private practice in Los Angeles, California for more than the past five years.

WILLIAM H. TURNER, 67, has been a director of the Company since August 1998. He has been acting Dean at Stony Brook University School of Business since February 2004. He has also been the Senior Partner of Summus Ltd., a consulting firm, since October 2002. From September 1999 until his retirement in September 2002, and, from August 1997 to August 1999, he was President of PNC Bank, New Jersey. From October 1996 to July 1997, he was President and Chief Executive Officer of Franklin Electronic Publishers, Inc. (a designer and developer of hand-held electronic information products) and, from February 1991 to September 1996, he was Vice Chairman of The Chase Manhattan Bank and its predecessor, Chemical Banking Corporation. He is also a director of Amerprise, Inc., Franklin Electronic Publishers, Inc., New Jersey Resources Corp. and Standard Motor Products, Inc.

Directors Whose Term of Office Continues After the Annual Meeting (Class I)

LLOYD FRANK, 81, has been a director of the Company since March 2000. He has been Of Counsel to the law firm of Troutman Sanders LLP since April 2005, and was counsel to the law firm of Jenkens & Gilchrist Parker Chapin LLP from January 2005 to April 2005 and, from January 1977 until that time, was a partner in that firm (and its predecessor, Parker Chapin LLP). Mr. Frank is also a director of Dryclean USA, Inc. and Park Electrochemical Corp.

BRUCE G. GOODMAN, 58, has been a director of the Company since May 2000. He has been a partner of the law firm of Hinckley, Allen & Snyder LLP since April 1995.

MARK N. KAPLAN, 77, has been a director of the Company since April 1991. He has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1999 and, from October 1979 until that time, was a partner in that firm. Mr. Kaplan is also a director of American Biltrite, Inc., Autobytel Inc., Congoleum Corporation, DRS Technologies, Inc. and Refac Optical Group.

STEVEN A. SHAW, 47, has been President and Chief Executive Officer of the Company since March 2006, and Chief Operating Officer of the Company since March 2005. He served as co-Chief Executive Officer of the Company from September 2005 until March 2006, as Executive Vice President of the Company from March 2005 until March 2006 and as Senior Vice President of the Company from November 2000 until March 2005. He has been employed by the Company in executive capacities since November 1995.

Steven A. Shaw is the son of Jerome Shaw. Deborah Shaw, a director of the Company, is the cousin of Steven A. Shaw and the niece of Jerome Shaw. Bruce G. Goodman, a director of the Company, is the husband of Deborah Shaw’s sister, Linda Shaw. Deborah Shaw and her sister are co-executors of the Estate of William Shaw. William Shaw was Jerome Shaw’s brother and a founder of the Company, and was President and Co-Chief Executive Officer at the time of his death in March 2006. There are no other family relationships among the executive officers or directors of the Company.

Corporate Governance

The Company’s business and affairs are managed and under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Company has an Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

The Board of Directors met 16 times during the past fiscal year. Each incumbent director attended at least 75% of the meetings of the Board of Directors and Committees on which he or she served which were held during the fiscal year and during the period he or she was a director.

Independent Directors; Executive Sessions of the Board

The Board of Directors has determined that Theresa A. Havell, Mark N. Kaplan, Bruce G. Goodman, Deborah Shaw and William H. Turner meet the current independence requirements under the listing standards of the New York Stock Exchange. The Board of Directors made these determinations based primarily upon a review of the responses of directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with them. The Board of Directors determined that there were no material relationships between any of such persons and the Company that could interfere with their exercise of independent judgment and that each meets the current independence requirements applicable to independent directors under the listing standards of the New York Stock Exchange to serve on the Board of Directors.

The Board of Directors has also determined that Lloyd Frank meets the current independence requirements under the listing standards of the New York Stock Exchange. Troutman Sanders LLP and Jenkens & Gilchrist Parker Chapin LLP and their predecessors law firms to which Mr. Frank is now Of Counsel, and was formerly a partner, has been retained by the Company annually since 1962 to review and advise the Company with respect to its legal position on numerous matters. These firms had also rendered professional services to William Shaw and render professional services to his Estate and to Jerome Shaw, for which, the Company has been advised, William Shaw, his Estate and Jerome Shaw were and are billed directly. The fees paid by the Company to Troutman Sanders LLP with respect to services rendered during the Company’s 2006 fiscal year, exclusive of disbursement reimbursement, represented less than 2% of the firm’s consolidated gross revenues during the firm’s 2006 fiscal year and were not material to the firm, which has in excess of 600 attorneys. Mr. Frank owns 12,000 shares of the

Company’s stock and his spouse owns 3,793 shares, and Mr. Frank is also one of the trustees of various trusts for the benefit of the children of William Shaw and Jerome Shaw. Mr. Frank has no other interests which precluded him from being independent under the criteria for service on the Board. The Board has determined that, in the Board’s business judgment, the relationship of Mr. Frank with the Company and the aforesaid ownership of stock was not material to the Company, to Mr. Frank’s law firm, nor to Mr. Frank, and that such relationships did not interfere with Mr. Frank’s exercise of his independent judgment and that he meets the current independence requirements applicable to independent directors under the listing standards of the New York Stock Exchange to serve on the Board of Directors.

The non-management directors have held executive sessions. In accordance with the listing standards of the New York Stock Exchange, these sessions are intended to promote open discussion among non-management directors. Mark N. Kaplan has been chosen to preside at these sessions.

Shareholder Communications with the Board of Directors

Shareholders and interested parties may communicate directly with the Board of Directors by sending communications to the Board of Directors, c/o Howard B. Weinreich, General Counsel & Senior Vice President, Volt Information Sciences, Inc., 560 Lexington Avenue, New York, NY 10022-2928. Mr. Weinreich will forward all such communications directly to the Board of Directors.

Code of Business Conduct and Corporate Governance Guidelines

The Company has a Code of Business Conduct and Ethics and corporate governance guidelines. Copies of the Company’s Code of Business Conduct and Ethics, other significant corporate policies and all committee charters are available at the Company’s website: www.volt.com in the Investor Relations/Corporate Governance Section. Copies of these documents are also available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022-2928, 212-704-2400, Attention: Shareholder Relations

Compliance with New York Stock Exchange Corporate Governance Guidelines

On May 1, 2006, Steven A. Shaw, as the Chief Executive Officer of the Company, certified to the New York Stock Exchange, on which the Company’s Common Stock is listed, that, as of the date of his certification, he was unaware of any violation by the Company of the New York Stock Exchange’s corporate governance listing standards.

Audit Committee

The Audit Committee consists of Theresa A. Havell, Mark N. Kaplan and William H. Turner, each of whom is financially literate and meets the current independence requirements for audit committee membership under the rules of the Securities and Exchange Commission the (“SEC”) and the listing standards of the New York Stock Exchange. The Board of Directors has determined that Mark N. Kaplan is an “audit committee financial expert” within the meaning of the applicable SEC rules and possesses accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. This determination is based on Mr. Kaplan’s relevant experience as Chief Executive Officer of an investment banking firm, Chief Operating Officer of a public company, former Chairman and now a member of the Audit Committee of The City of New York and as Co-Chair of the Audit Advisory Committee of the Board of Education of The City of New York. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee adopted by the Board of Directors, which gives the Audit Committee sole authority to retain and dismiss the independent registered public accounting firm, to pre-approve all audit services, to approve the fees of the independent registered public accounting firm and to perform periodic reviews of the performance and independence from management of the independent registered public accounting firm, and grants the Audit Committee the authority to fulfill its obligations under SEC and New York Stock Exchange requirements. Mark N. Kaplan, Chairman of the Audit Committee, has been designated by the Audit Committee to approve non-audit services to be performed by the independent registered public accounting firm. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. A copy of the Audit Committee Charter is available at the Company’s website: www.volt.com in the Investor Relations/Corporate Governance Section. A report of the Audit Committee appears under the caption “Audit Committee Report,” below.

The Audit Committee met 13 times during the past fiscal year.

Compensation Committee

The Company’s Compensation Committee consists of Lloyd Frank, Theresa A. Havell, Mark N. Kaplan and William H. Turner, each of whom meets the independence requirements for compensation committee membership under the listing standards of the New York Stock Exchange. Mr. Turner serves as chair of the Compensation Committee. The Compensation Committee met twice during the past fiscal year.

The specific functions and responsibilities of the Compensation Committee are set forth in a written charter adopted by the Board of Directors which gives the Compensation Committee authority to approve and evaluate the director and officer compensation plans, policies and programs of the Company and prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of shareholders. A copy of the Compensation Committee’s charter is available at the Company’s website: www.volt.com in the Investor Relations/Corporate Governance Section.

Nominating/Corporate Governance Committee

The Company’s Nominating/Corporate Governance Committee consists of Lloyd Frank, Theresa A. Havell, Mark N. Kaplan and William H. Turner, each of whom meets the independence requirements for Nominating/Corporate Governance Committee membership under the listing standards of the New York Stock Exchange. Ms. Havell serves as chair of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met once during the past fiscal year.

The responsibilities of the Nominating/Corporate Governance Committee include: identifying, evaluating and recommending to the Board prospective nominees for Director; reviewing the Company’s corporate governance policies and making recommendations to the Board from time to time regarding matters of corporate governance; and reviewing the performance of the Board and its members. The Nominating/Corporate Governance Committee has not established a formal process to identify and evaluate prospective nominees for Director. Copies of the Company’s Nominating/Corporate Governance Committee Charter and Corporate Governance Guidelines are available at the Company’s website: www.volt.com in the Investor Relations/Corporate Governance Section.

Stockholders may submit names of qualified candidates for director, along with detailed information on their backgrounds, to the Company’s Secretary for referral to the Nominating/Corporate Governance Committee for consideration.

Audit Committee Report

Management has the primary responsibility for the Company’s financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company’s accounting, auditing and financial reporting practices and the Company’s independent registered public accounting firm has the responsibility for the examination of the Company’s annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting the Board in fulfilling its oversight responsibility with respect to the Company’s fiscal year ended October 29, 2006, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended October 29, 2006 with management and Ernst & Young, the Company’s independent registered public accounting firm;

•	Discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received the written disclosures and a letter from Ernst & Young stating that Ernst & Young was an independent registered public accounting firm with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder, including the independence rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and Rule 3600T of the Public Company Accounting Oversight Board, which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board. The Audit Committee also discussed Ernst & Young’s independence with Ernst & Young and considered whether the provision of non-audit services rendered by Ernst & Young was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company’s outside auditors (see “Ratification of the Selection of Auditors”).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended October 29, 2006 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully,

Mark N. Kaplan, Chair
Theresa A. Havell
William H. Turner

EXECUTIVE REMUNERATION

Summary Compensation Table

The following table sets forth information concerning the compensation during the fiscal years ended October 29, 2006 (“fiscal 2006”), October 30, 2005 (“fiscal 2005) and October 31, 2004 (“fiscal 2004”) of the Company’s co-Chief Executive Officers and each of the four other executive officers of the Company serving as executive officers of the Company at the end of fiscal 2006 who received the highest regular cash compensation during fiscal 2006 for services rendered in all capacities to the Company and its subsidiaries (the “Named Executive Officers”):

Summary Compensation Table
		Annual Compensation
Principal Position	Year	Salary (1)		Bonus	Long-Term Compensation Securities Underlying Options	All Other Compensation (2)
William Shaw,	2006	$362,351	(3)	--	--	$1,823
President, Chairman and	2005	455,250		--	--	3,038
Co-Chief Executive	2004	432,231		--	--	2,911
Officer (through March 2006)

Steven A. Shaw,	2006	$400,192		$100,000	--	$3,240
President and Chief	2005	262,500		10,000	--	3,302
Executive Officer	2004	240,192		7,500	--	2,848
(effective March 9, 2006 and
March 13, 2006, respectively) (4)

Jerome Shaw,	2006	$498,462		$100,000	--	$3,518
Executive Vice President (5)	2005	455,250		--	--	3,375
	2004	432,231		--	--	3,191

Howard B. Weinreich	2006	$306,942		$40,000	--	$2,880
Senior Vice President and	2005	290,360		18,000	--	2,706
General Counsel (6)	2004	274,792		170,000	--	3,440

Thomas Daley,	2006	$288,459		$256,081	--	$3,174
Senior Vice President (8)	2005	249,995		255,158	--	2,984
	2004	249,995		81,585	--	2,823

Jack Egan,	2006	$280,087		$30,000	--	$3,571
Senior Vice President and	2005	232,104		19,500	--	3,495
Chief Financial Officer (10)	2004	206,038		5,000	--	3,251

_________________

(1)	Includes compensation deferred under the Company’s deferred compensation plan and under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2)	Amounts in fiscal 2006 include (i) premiums under the Company’s group life insurance policy ($682 for Jerome Shaw, $341 for each of Steven A. Shaw, Thomas Daley, Howard B. Weinreich and Jack Egan and $284 for William Shaw and (ii) the Company’s contribution under the 401(k) Plan feature of the Savings Plan ($1,539 for William Shaw, $2,836 for Jerome Shaw; $2,899 for Steven A. Shaw; $2,833 for Thomas Daley, $2,539 for Howard B. Weinreich and $3,230 for Jack Egan).

(3)	William Shaw passed away in March 2006 and his compensation through March 2006 is reflected in the table. Such compensation includes accrued vacation pay.

(4)	Steven A. Shaw was elected President and Chief Executive Officer in March 2006. He served as Co-Chief Executive Officer through March 13, 2006. His annual base salary was increased to $520,000 effective June 12, 2006.

(5)	Jerome Shaw’s annual base salary was increased to $520,000 effective June 12, 2006.

(6)	Howard Weinreich’s annual base salary was increased to $318,000 effective April 10, 2006.

(7)	A substantial portion of this amount is related to services in connection with the sale of the Company’s real estate during fiscal 2004.

(8)	Thomas Daley’s annual base salary was increased to $350,000 effective June 12, 2006.

(9)	Based on combined pre-tax income and improvement in performance of divisions for which Mr. Daley has management responsibility.

(10)	Jack Egan’s annual base salary was increased to $300,000 effective March 13, 2006.

Option Grants in Last Fiscal Year

No options were granted by the Company during fiscal 2006 to the Named Executive Officers.

Stock Option Exercises and Fiscal Year-End Values

The following table sets forth certain information concerning shares of Common Stock of the Company subject to unexercised options held at October 29, 2006 by the Named Executive Officers:

Name	Shares Deemed Acquired On Exercise	Value Realized	Name Number of Shares Underlying Unexercised Options at Fiscal Year-End (Exercisable / Unexercisable)	Value of In-the-Money Options at Fiscal Year-End (Exercisable / Unexercisable)
William Shaw*	67,500	$794,398	-	-
Steven A. Shaw	35,750	541,418	24,750/6,000	$678,376/$202,540
Jerome Shaw	67,500	431,402	-	-
Howard B. Weinreich	22,500	323,126	7,500/3,000	106,375/101,270
Thomas Daley	-	-	12,000/3,000	313,756/85,550
Jack Egan	13,500	129,132	-	-

*Acquired by his Estate.

Compensation of Directors

Each director of the Company who is not an officer or employee of the Company receives a director’s fee at the annual rate of $45,000 ($50,000 in the case of Mark N. Kaplan in view of his additional responsibilities as Chair of the Audit Committee) and is also reimbursed for out-of-pocket expenses related to his services.

Mark N. Kaplan holds an option to purchase 11,250 shares of the Company’s Common Stock at an exercise price of $26.6867, which expires on January 26, 2008.

Employment and Termination Agreements

The Company is a party to an employment agreement dated as of May 1, 1987 with Jerome Shaw. This agreement, as amended, provides for the employment of Jerome Shaw in his present executive capacity at an annual base salary which is presently $520,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors). The employment term under his employment agreement continues until the April 30 which is five years next following the giving by either the Company or Jerome Shaw of notice to terminate such employment. The agreement also provides for service thereafter for the remainder of Jerome Shaw’s life as a consultant to the Company for annual consulting fees equal to 75% for the first ten years of the consulting period, and 50% for the remainder of the consulting period, of his base salary as in effect immediately prior to the commencement of the consulting period. Upon the death of Jerome Shaw, the Company will pay to his beneficiary a death benefit equal to three times his annual base salary at the date of death if his death shall have occurred while employed as an executive, 2.25 times his annual base salary at the end of his employment as an executive if his death shall have occurred during the first ten years of the consulting period or 1.5 times his annual base salary at the end of his employment as an executive if his death shall have occurred during the remainder of the consulting period. The employment agreement permits Jerome Shaw to accelerate the commencement of the consulting period if a “change in control”, as defined in the agreement, of the Company occurs or if the Company’s office where Jerome Shaw presently performs his principal services is relocated to a different geographical area. Under his employment agreement, Jerome Shaw is prohibited from engaging in any business competitive with the Company, competing with the Company for its customers or encouraging employees of the Company to leave their employment. These restrictions apply for the duration of the agreement and for one year thereafter if Jerome Shaw’s employment shall have been terminated by the Company “for cause,” as defined in the agreement. Jerome Shaw will not be bound by these restrictions after a “change in control,” as defined in the agreement, of the Company shall have occurred if, during his consulting period, he shall elect to terminate his employment agreement and thereby relinquish any further payments or other benefits thereunder.

The Company is a party to an employment agreement with Thomas Daley effective as of the beginning of the Company’s 2004 fiscal year, which provides for his continued employment as a Senior Vice President of the Company at an annual base salary which is presently $350,000 (subject to increases from time to time, at the discretion of the Company). In addition, the agreement provides for quarterly incentives and a year end improvement bonus which are based upon the profitability of certain business units. The employment term under the employment agreement is “at will” and may be terminated by either the Company or Mr. Daley by giving notice to terminate such employment.

The Company was a party to an employment agreement with the late William Shaw dated May 1, 1987, which required the Company to pay his beneficiary a death benefit equal to three times his annual base salary at the date of his death if his death occurred while he was employed as an executive. Pursuant to that clause of the employment agreement, on March 9, 2006, upon the death of William Shaw, the Company owed a death benefit to his beneficiary in the amount of $1,455,000, payable over 36 months, $323,333 of which has been paid.

The Company is a party to an employment agreement with Jack Egan dated March 16, 2006 which provides for his continued employment as a Senior Vice President and the Chief (Principal) Financial Officer of the Company at an annual base salary which is presently $300,000 (subject to increases from time to time, at the discretion of the Company). The employment term under the agreement is “at will” and may be terminated by the Company or Mr. Egan by giving six months notice to terminate such employment.

The Company is a party to an employment agreement with Ludwig M.Guarino dated May 26, 2006 which provides for his continued employment as a Senior Vice President and Treasurer of the Company at an annual base salary which is presently $275,000 (subject to increases from time to time, at the discretion of the Company). The employment term under the agreement is “at will” and may be terminated by the Company or Mr. Guarino by giving four weeks notice to terminate such employment.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Decisions regarding the cash compensation of the Company’s Chief Executive Officer are made either by the Compensation Committee or the Board of Directors, on recommendation of the Compensation Committee.

Related Party Transactions

During fiscal 2006, 2005 and 2004, the Company paid or accrued $0.9 million, $0.8 million and $1.9 million, respectively, to the law firms of which Lloyd Frank, a director of the Company, is or was of counsel, for services rendered to the Company and expenses reimbursed.

In October 2006, the Company purchased 300,000 shares (adjusted for the Company’s January 2007 stock split in the form of a stock dividend) of Common Stock from the Estate of William Shaw at a price of $26.50 per share, for a total of $7,950,000. The Company intends to use these shares to fund awards under the Volt Information Sciences, Inc. 2006 Incentive Stock Plan. The shares were purchased at a price below the price at which the Company’s Common Stock was then being traded on the New York Stock Exchange. The decision to make the purchase was made by the Board of Directors which delegated negotiation of the price to senior management of the Company.

In fiscal 2006, the Company advanced $162,400 directly to the attorneys for Mr. Thomas Daley, an executive officer of the Company ($95,800 of which had been reported in the Company’s proxy statement for its 2006 annual meeting). In fiscal 2006, the Company also paid $336,100 for legal fees of the independent counsel to the Audit Committee of the Company ($260,000 of which had been reported in the Company’s proxy statement for its 2006 annual meeting).

From time to time the Company has employed, and will continue to employ, relatives of executive officers, as well as relatives of other full time employees, during the summer months and in its Staffing Solutions Group. The Company believes that it has always employed, and will continue to employ, those individuals on the same terms that it employs unrelated individuals and for a compensation that is less than the amount specified in Item 404 of Regulation S-K.

Report With Respect to Executive Compensation Determinations

The following report with respect to the Company’s compensation policies applicable to the determination of the compensation of the Company’s executive officers for fiscal 2006 is presented by the Compensation Committee.

Executive Compensation. Compensation of executive officers is currently comprised of base compensation and bonuses.

All determinations as to the compensation of an executive officer who is also a member of the Board of Directors are made on an individual basis by the Compensation Committee after consultation with senior management or by the Board of Directors on the recommendation of the Compensation Committee. In making its decisions as to base salary, the Compensation Committee gives effect to the executive’s performance and responsibilities, inflationary trends and other subjective factors, without ascribing specific weights to these factors. Bonuses are based upon the Company’s, a segment’s or a division’s performance, as well as the executive’s overall performance, contribution toward the Company’s profitability, meeting corporate objectives and, in certain instances, meeting specific corporate goals or completing specific programs or projects. The compensation (salary and bonuses) of executive officers who are not members of the Board of Directors is determined by senior management utilizing similar subjective criteria.

In fiscal 2006, the Compensation Committee approved all executive officer bonuses.

The Company has utilized stock options to provide long-term incentive compensation to key employees, including executive officers, of the Company and its subsidiaries.

Co-Chief Executive Officer Compensation. The annual compensation of William Shaw, the Company’s former co-Chief Executive Officer, was fixed under the terms of his Employment Agreement with the Company (discussed under “Executive Remuneration — Employment and Termination Agreements,” above).

The annual compensation of Steven A. Shaw, the Company’s current Chief Executive Officer, was increased by $50,000 to $355,000 when he was appointed to that position in March 2006 and was increased again to $520,000 effective June 12, 2006, is subject to increases and additional compensation, including bonus, from time to time, at the discretion of the Board of Directors. The most recent salary increase was based upon an executive compensation report prepared by the Company’s Vice President, Human Resources, at the request of the Compensation Committee. The report contained an analysis and recommendation on compensation of chief executive officers of the Company’s competitors, and included base salary and bonus data for chief executive officers in the staffing services industry as well as for some companies of approximately the same size as the Company, as well as other data.

Certain Tax Legislation. Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to either of the Company’s co-chief executive officers or any of the Company’s four other most highly compensated executive officers. Certain “performance based compensation” is excluded from the deduction limitation. All of the fiscal 2006 compensation of the Company’s executive officers is tax deductible. Options previously granted by the Board are not deemed “performance based compensation” under Section 162(m). Therefore, the difference between the market value of the Company’s Common Stock underlying those stock options at the date of their exercise and the exercise price of the options will be taken into account in determining whether the $1,000,000 Section 162(m) limitation is exceeded.

Respectfully,

William H. Turner, Chair
Lloyd Frank
Theresa A. Havell
Mark N. Kaplan

Shareholder Return Performance Graph

The Company’s Common Stock has been listed on the New York Stock Exchange since May 7, 1997. The following graph compares the cumulative total shareholder return to holders of the Company’s Common Stock with (a) the New York Stock Exchange Stock Market Index and (b) securities of companies traded on the New York Stock Exchange having market capitalizations that are within 5% of the market capitalization of the Company’s Common Stock as at the end of the Company’s latest fiscal year-end (this peer group has been historically selected by the Company because the Company has operated in four diverse business segments). The comparison assumes $100 was invested on November 4, 2001 in the Company’s Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	2001	2002	2003	2004	2005	2006
VOLT INFORMATION SCIENCES, INC	$100.00	$118.50	$154.18	$255.95	$164.32	$360.09
PEER GROUP INDEX	$100.00	$80.80	$103.78	$106.85	$111.23	$128.32
NYSE MARKET INDEX	$100.00	$88.10	$107.24	$119.62	$133.93	$158.13

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder require the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company’s equity securities with the SEC and furnish copies of those reports to the Company. Based solely upon a review of the copies of the reports furnished to the Company to date and representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company’s fiscal year ended October 29, 2006 were timely filed, except for one Form 4 filed late for Howard B. Weinreich.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has, subject to shareholder ratification, selected Ernst & Young as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending October 28, 2007. Ernst & Young did not render consulting services to the Company during the Company’s 2006 fiscal year.

Audit Fees

Audit fees billed by Ernst & Young for its audits of the annual financial statements of the Company and its subsidiaries for fiscal 2005, the audit of the Company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act and for its reviews of the financial statements included in Quarterly Reports on Form 10-Q filed with the SEC for that year aggregated $4,157,500. For fiscal 2006 audit fees aggregated $4,830,000. The Company did not, prior to filing this definitive proxy statement with the SEC, receive a final bill for audit fees from Ernst & Young. In accordance with the FAQ issued by the Office of the Chief Accountant of the SEC dated January 16, 2001 (superseded on other issues by the Application of the SEC’s Rules on Auditor Independence (December 13, 2004)), the Company has asked Ernst & Young for the amount that is expected to be billed for such services, and Ernst & Young has replied that it expects to bill the Company approximately an additional $800,000. The Company has not yet received nor reviewed any supporting documentation for these charges.

Audit-Related Fees

Audit-related fees for services rendered in connection with employee benefit plans and other accounting consultations for fiscal 2005 were $319,200 and for fiscal 2006 were $336,600.

Tax Fees

The aggregate fees billed by Ernst & Young for tax compliance, tax advice and tax planning for the years ended October 30, 2005 and October 29, 2006 were $152,200 and $127,100, respectively.

Anticipated Attendance by Ernst & Young at the Annual Meeting

Ernst & Young has indicated to the Company that it intends to have a representative present at the Annual Meeting who will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

APPROVAL OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THEVOLT
INFORMATION SCIENCES, INC. 2006 INCENTIVE STOCK PLAN

On September 6, 2006 the Company’s Board of Directors unanimously adopted the Volt Information Sciences, Inc. 2006 Incentive Stock Plan which was amended and restated on January 8, 2007 (the “Plan”). The Board of Directors is recommending that shareholders approve the Plan, which is designed to provide expanded equity compensation opportunities for employees and non-employee directors of the Company and any 50 percent or more owned subsidiaries (collectively referred to as the “Company” in this Proposal Three) who are selected to receive awards under the Plan (sometimes referred to as “participants” below).

The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

Purpose of the Plan

The Plan permits the grant of Incentive Stock Options (“ISOs”), Non-Qualified Stock Options (“NQSOs”), Restricted Stock and Restricted Stock Units to employees of the Company and its subsidiaries; and NQSOs, Restricted Stock and Restricted Stock Units to non-employee directors. The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to employees and non-employee directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company and its subsidiaries, in its ability to motivate, attract, and retain the services of employees and non-employee directors upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent.

Description of the Plan

Plan Term. The Plan became effective on September 6, 2006 (the “Effective Date”), subject to the approval by vote of shareholders of the Company and, if approved, will expire on September 5, 2016 except with respect to awards made prior to, and outstanding on, that date which will remain valid in accordance with their terms. Awards of ISOs, NQSOs and Restricted Stock Units may be granted under the Plan on or after the Effective Date of the Plan and prior to the date of shareholder approval of the Plan, provided, however, that if granted prior to the date of shareholder approval of the Plan, each such award will be expressly subject to the approval of the Plan by vote of shareholders of the Company, and if such shareholder approval is not obtained, the Plan and all such awards previously granted under the Plan will terminate and become null and void. No awards have been granted under the Plan as of the date hereof.

Administration.     With respect to awards to employees, the Plan will be administered by a committee of the Board of the Directors (the “Committee”) which will consist of at least two persons, each of whom will be a non-employee director as defined in Rule 16b-3, as amended, under the Securities Exchange Act of 1934, as amended, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise determined by the Board of Directors, with respect to awards to employees, the Committee will consist of the Compensation Committee of the Board of Directors. Unless otherwise determined by the Board of Directors, with respect to awards to non-employee directors, the Committee will consist of the entire Board of Directors of the Company. References to the Committee herein are intended to mean the applicable Committee (that is, the Compensation Committee in connection with determinations involving awards to employees and the Board of Directors in connection with determinations involving awards to non-employee directors).

The Committee will have the authority to grant awards under the Plan, from time to time, to such employees and/or non-employee directors as may be selected by the Committee. Each award will be evidenced by an agreement. In addition, the Committee will have the following specific powers: to determine the terms and conditions upon which the awards may be made, exercised and paid; to determine all terms and provisions of each award agreement, which need not be identical; to construe and interpret the award agreements and the Plan; to establish, amend, or waive rules or regulations for the Plan’s administration; to accelerate the exercisability of any award or the termination of any period of restriction or other restrictions imposed under the Plan; to change performance goals (subject to limitations under Section 162(m)(4)(C) of the Code for awards that are intended to qualify as performance-based compensation thereunder); and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding.

The number of shares subject to each outstanding award, the option price for options, and the annual limits on and the aggregate number and class of shares for which awards thereafter may be made will be proportionately, equitably and appropriately adjusted, as the Committee in its sole and absolute discretion deems appropriate, to retain the economic value or opportunity to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the Company.

Eligibility. Only employees and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the Plan. The Committee or the Board of Directors will determine which employees will participate in the Plan and will determine the terms of any grants to employees and non-employee directors. As of February 16, 2007 there were approximately 400 employees and 6 non-employee directors who would be eligible to participate in the Plan.

Shares Available for Grants. The maximum number of shares of the Company’s Common Stock available for issuance under the Plan is 1,500,000. If any award granted terminates, expires, lapses, or is forfeited for any reason, the shares of Common Stock subject to such award will be available for future awards. In addition, if the exercise price for a stock option is paid using previously acquired shares of Common Stock, the number of shares of Common Stock available for future awards under the Plan will be reduced only by the net number of new shares of Common Stock issued upon the exercise of the option. Similarly, if shares of Common Stock are surrendered by a participant as full or partial payment of withholding taxes, or if the number of shares of Common Stock otherwise deliverable is reduced for payment of withholding taxes, the number of shares of Common Stock surrendered or withheld will again be available for future awards under the Plan.

Annual Limits on Awards. Under the Plan, there are limits on the number of shares of Common Stock with respect to which awards may be made to any one individual in any calendar year as follows: stock options: 100,000 shares; restricted stock: 100,000 shares; and restricted stock units: 100,000 units.

Section 162(m) Performance-Based Awards. Awards may be granted that do or do not qualify as “performance-based compensation” under Section 162(m) of the Code.

Under Section 162(m), compensation paid to the Chief Executive Officer, the Chief Financial Officer and any other executive officer reported in the summary compensation table in a tax year is not deductible if it exceeds $1,000,000 unless it is “performance-based” compensation. Stock options are deemed to be performance-based compensation if the exercise price of the options to which the award relates is at least equal to fair market value of those shares on the date of the award and if the maximum number of shares available for awards is disclosed to and approved by shareholders. Awards of Restricted Stock and Restricted Stock Units under the Plan may be performance-based compensation if earning of such awards is based on achievement of objective performance goals set by a Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any employee, are disclosed to and approved by shareholders before payment. In the case of such awards, the Committee must determine and certify the extent to which the applicable performance goals and any other material terms are, in fact, satisfied.

The performance goals for Section 162(m) performance-based compensation with respect to the Plan will be determined by the Committee from the list of available performance measures (defined as “Performance Goals”) specified in the Plan; may be equal to, less than, or more than one year and may not be the same for all participants; may relate to performance of a subsidiary, division, strategic business unit or line of business; or may be based on the performance of the Company generally.

Performance Goals under the Plan. The Committee may, but is not limited to, adopt some or all of the following performance goals:

•	the Company stock value or increases therein,
•	earnings per share or earnings per share growth,
•	net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization),
•	operating profit,
•	operating cash flow,
•	operating or other expenses,
•	operating efficiency,
•	return on equity, assets, capital, or investment,
•	sales or revenues or growth thereof,
•	working capital targets or cost control measures,
•	regulatory compliance,
•	gross, operating, or other margins,
•	achievement of financial ratings,
•	achievement of balance sheet or income statement objectives, and
•	quality measures

Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur and a maximum level of performance above which no additional payment or vesting will occur. Performance goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the performance goals will be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles. Once performance goals are established for an award, the Committee may adjust the evaluation of performance for certain significant events outlined in the plan, subject to any limitations under Section 162(m) of the Code for awards intended to be “performance-based” compensation for Section 162(m) purposes.

Generally, under the design of the Plan, all awards of stock options qualify as performance-based compensation. In addition, the Plan has been designed to enable any other award granted by the Committee, to the extent it so elects in establishing the award terms, to qualify as performance-based compensation.

Option Awards. The Committee may grant an employee either an ISO or a NQSO and may grant a non-employee director an NQSO. The Committee has complete discretion in determining the number of shares of Common Stock subject to options granted to each participant, provided, however, that (i) no participant may be granted options in any calendar year for more than One Hundred Thousand (100,000) shares, (ii) the aggregate fair market value (determined in accordance with the Plan at the time the award is made) of shares with respect to which any participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as will be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the earlier of the Effective Date of the Plan or the date of shareholder approval of the Plan, and (iv) no ISO may be granted to a non-employee director.

The exercise price per share of Common Stock covered by an option (“Option Price”) will be determined by the Committee subject to the following limitations: The Option Price will not be less than 100% of the fair market value (generally the closing market price) of such Common Stock on the date of grant of the option. In addition, in order for an option to be an ISO where an Option is granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must have an Option Price which is at least equal to 110% of the fair market value of the Common Stock on the date of grant.

Each option will expire at such time as the Committee will determine at the time of grant, provided, however, that no ISO will be exercisable after the expiration of ten years from its date of grant (unless on that day the exchange on which the Common Stock then trades is closed, in which case those options will expire on the next day on which such exchange is open). In addition, in order for an option to be an ISO where an option is granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option must not be exercisable after the expiration of five years from its date of grant.

Subject to the Committee’s determination, the Option Price of any option may be paid in cash, by delivery of previously held or owned Company shares valued at fair market value at the time of exercise, through an approved “cashless exercise,” or by delivery of a promissory note (in the Committee’s discretion and subject to restrictions and prohibitions of applicable law), or by a combination of these methods.

Restricted Stock. The Committee will have complete discretion in determining the number of shares of Restricted Stock granted under the Plan to employees and non-employee directors, provided, however, that no participant may be granted more than One Hundred Thousand (100,000) shares of Restricted Stock in any calendar year. Participants receiving Restricted Stock awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. As determined by the Committee, shares of Restricted Stock may be issued in book-entry or electronic form or in certificated form. Unless otherwise determined by the Committee, custody of shares of Restricted Stock in certificated form will be retained by the Company or held in escrow by an escrow agent selected by the Committee until the termination of the period of restriction pertaining thereto.

Each Restricted Stock award will be evidenced by an agreement that will specify the period of restriction (the “Period of Restriction”), the number of shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee will determine. Shares of Restricted Stock covered by each Restricted Stock award made under the Plan will become freely transferable by the participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable performance goal(s) by the Committee.

Unless otherwise provided in the agreement, holders of Restricted Stock will have voting rights with respect to the shares of Common Stock which are Restricted Stock.

Unless otherwise provided in the agreement (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property other than shares until the shares of Restricted Stock to which the dividends and other distributions relate vest), during the Period of Restriction, participants entitled to or holding shares of Restricted Stock granted under the Plan will be entitled to receive all dividends and other distributions made in cash or property other than shares with respect to those shares of Restricted Stock. If any dividends or distributions are paid in shares, such shares will be subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the shares of Restricted Stock with respect to which they were distributed.

In the event that the specified performance goal(s) are not satisfied within the time period established by the Committee, the shares of Restricted Stock which were awarded subject to the satisfaction of such performance goal(s) will be automatically forfeited and returned to the Company. However, in the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the performance goal(s) and provide for vesting of the award on such basis as it deems appropriate.

Restricted Stock Units. The Committee will have complete discretion in determining the number of Restricted Stock Units granted under the Plan (with one Restricted Stock Unit representing one share of Common Stock) to such employees and non-employee directors and in such amounts as it will determine, provided, however, that no participant may be granted more than One Hundred Thousand (100,000) Restricted Stock Units in any calendar year. Participants receiving Restricted Stock Unit awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

Each Restricted Stock Unit award will be evidenced by an agreement that will specify the period of restriction (the “Period of Restriction”), the number of Restricted Stock Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee will determine.

Holders of Restricted Stock Units will not have the right to vote the shares of Common Stock represented by the Restricted Stock Units. Unless otherwise provided in the agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than shares of Common Stock), during the Period of Restriction, participants holding Restricted Stock Units will have no rights to dividends and other distributions made in cash or property other than shares of Common Stock which would have been paid with respect to the shares of Common Stock represented by those Restricted Stock Units if such shares of Common Stock were outstanding. Unless otherwise provided in the agreement, if any deemed dividends or other distributions would be paid in shares of Common Stock, such shares of Common Stock will be considered to increase the participant’s Restricted Stock Units with respect to which they were declared based on one share of Common Stock equaling one Restricted Stock Unit. In addition, unless otherwise provided in the agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently will be deemed converted to additional Restricted Stock Units based on the fair market value of a share of Common Stock on the date of payment or distribution of the deemed dividend or distribution.

Subject to the provisions of the agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of shares of Common Stock with respect to which the restrictions lapse by (ii) the fair market value per share of Common Stock on the date the restrictions lapse (such amount, the “RSU Value”).

The agreement may provide for payment of the RSU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in shares) set out in the agreement. The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Internal Revenue Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.

In the event that the specified performance goal(s) are not satisfied within the time period established by the Committee, the Restricted Stock Units which were awarded subject to the satisfaction of such performance goal(s) will be automatically forfeited and returned to the Company. However, in the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the performance goal(s) and provide for vesting of the award on such basis as it deems appropriate.

Federal Income Tax Consequences of Options Granted under the Plan

The following is a brief summary of the federal income tax consequences relating to options granted under the Plan based upon the federal income tax laws in effect on the date hereof (other than the compensation deduction limit under Section 162(m) of the Code that is described above). This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

ISOs. A participant who receives an ISO will not be subject to taxation at the time of grant or exercise (if exercised not more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Company), nor will the Company be entitled to a deduction for federal income tax purposes at such times. However, the excess of the fair market value of shares on the date of exercise over the Option Price is a tax preference item for purposes of determining a participant’s alternative minimum tax. If an ISO is exercised more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Company, the option will be treated as an NQSO for federal income tax purposes.

A disposition of the shares acquired on exercise of an ISO after the expiration of the required holding period at a gain will generate long-term capital gain in the year of disposition, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the shares acquired on exercise of an ISO prior to the expiration of the applicable holding period (a disqualifying disposition) will subject the participant to taxation as ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of shares on the date of exercise over the Option Price (or, if less, the excess of the amount realized on the disposition over the Option Price), and the Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. A participant’s basis in the shares acquired on exercise of an ISO is equal to the exercise price paid plus any amount includible in income as a result of a disqualifying disposition.

NQSOs. An NQSO award results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant who exercises an NQSO will realize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time.

Change in Control

In the event of a Change in Control (as defined in the Plan) of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding award, either at the time the award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such award by the Company, with or without a participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

Modification, Extension, and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding awards and may modify the terms of an outstanding agreement, provided that the exercise price of any award may not be lowered other than pursuant to provisions of the Plan which allow equitable and appropriate adjustments as the Committee in its sole discretion deems appropriate to reflect certain events. In addition, the Committee may accept the surrender of outstanding awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price (if the awards contain an exercise price) than the surrendered awards or awards and are not of a different type (with ISOs and NQSOs collectively being one type and all other awards being a different type), and otherwise, the new awards may specify a longer term than the surrendered awards or awards, may provide for more rapid vesting and exercisability than the surrendered awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an award will, without the consent of the participant, adversely affect the rights or obligations of the participant.

Amendment, Modification, and Termination of the Plan

At any time and from time to time, the Board of Directors may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, the rules and regulations of the exchange on which the Company’s shares are listed, or pursuant to any other applicable laws, rules or regulations. No termination, amendment, or modification of the Plan, other than pursuant to the Plan, will in any manner adversely affect any award theretofore granted under the Plan, without the written consent of the participant.

Governing Law

The Plan has been adopted in New York, New York and all agreements thereunder will be deemed to have been entered into in New York, New York. The Plan, and all agreements thereunder, will be governed, construed, and administered in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in the State of New York, and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code. Any dispute under this Plan or under any agreement thereunder, will be adjudicated solely and exclusively in the Courts of the State of New York located in the borough of Manhattan, City and State of New York, and the Federal Court for the Southern District of New York, and no other Court will have jurisdiction of this Plan, any agreement issued under the Plan, any award issued under the Plan, or any dispute thereunder.

Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a participant has a fixed and vested interest but which are not yet made to a participant by the Company, nothing contained herein will give any such participant any rights that are greater than those of a general unsecured creditor of the Company.

The Board of Directors’ current intention is to fund the Plan by purchasing shares of Common Stock on the open market. However, the Board of Directors may utilize authorized but unissued shares in its discretion to make awards under the Plan.

Termination of Employment or Service

Unless otherwise provided in the agreement pertaining to an award, in the event that a participant’s employment or service with the Company and its subsidiaries terminates for any reason, then the unvested portion of such award will automatically be forfeited to the Company.

Non-Transferability

Except for certain permitted transfers to family members and trusts (other than with respect to ISOs), awards granted under the Plan generally may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy will be required to adopt the Plan. The Board of Directors recommends a vote “FOR” approval of the Volt Information Sciences, Inc. 2006 Stock Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of February 12, 2007 with respect to the shares that may be issued under all of the Company’s existing equity compensation plans without regard to the Plan described in this proposal.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans
approved by security holders	129,352	(1)	$16.09	--

Equity compensation plans not
approved by security holders	--		--	--

Total	129,352		$16.09	--

_________________

(1)     The Company’s 1995 Non-Qualified Stock Option Plan terminated on May 16, 2005 except for options previously granted thereunder.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 to 120,000,000

General

Article Fourth of the Certificate of Incorporation currently authorizes 30,000,000 shares of Common Stock, par value $0.10 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share. Of the 30,000,000 shares of Common Stock currently authorized, 23,480,103 shares of Common Stock were issued and outstanding as of February 16, 2007 and an additional 129,352 shares of Common Stock are currently reserved for issuance under the Company’s 1995 Non-Qualified Stock Option Plan. No shares of Preferred Stock are issued or outstanding.

The holders of the Company’s Common Stock are entitled to one vote per share on all matters submitted to a vote of the Company’s shareholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to preferential dividend rights, if any, on shares of the Company’s preferred stock. In the event of the dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and the preference amount distributable to the holders of the shares of preferred stock. The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares.

Proposed Amendment

On January 8, 2007, the Board of Directors unanimously adopted a resolution authorizing and approving an amendment, subject to stockholder approval, to Article Fourth of the Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 30,000,000 to 120,000,000. The proposed amendment will not change the number of outstanding shares of Common Stock or the par value of the authorized shares, but will provide the Board of Directors with the ability to issue additional shares of Common Stock as it determines to be necessary for proper corporate purposes and in the best interests of the Company.

Consideration in Support of the Proposal

The Board of Directors believes that the increase in the number of authorized shares from 30,000,000 to 120,000,000 will provide the Company with additional flexibility to issue additional shares of Common Stock to meet future business and financial needs and is, therefore, in the best interest of the Company’s shareholders. The additional shares of Common Stock may be used for various purposes, including the following:

•	Share distributions and dividends;
•	Acquisitions and mergers;
•	Public offerings and other capital raising transactions;
•	Stock-based employee benefit plans; and
•	Other proper business purposes.

Moreover, this increase could save the Company the expense and delay of having to hold a special shareholders’ meeting when a specific need arises. These shares of authorized Common Stock would be available for issuance in the future, from time to time, by action of the Board of Directors without shareholder approval, unless otherwise required by law or by a regulation of the New York Stock Exchange, where the Company’s Common Stock is listed. At this time, the Company has no current or proposed plans to issue any of the additional shares of Common Stock which are subject to this Proposal.

The additional shares of Common Stock to be authorized by the proposed amendment to Article Fourth will have rights identical to the issued and outstanding shares of Common Stock of the Company. Adoption of the proposed amendment and issuance of the additional shares of Common Stock will not affect the rights of the holders of issued and outstanding shares of Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding. Existing shareholders will have no preemptive rights to purchase any shares of Common Stock issued in the future.

Other Considerations

The proposed increase in the authorized number of shares of Common Stock could be deemed to have an anti-takeover effect by discouraging an attempt by a third party to acquire control of the Company because the Company could issue the additional authorized shares of Common Stock in an effort to dilute the share ownership of the person seeking to obtain control or increase the voting power of persons who would support the Board of Directors in opposing the takeover attempt. However, the Board of Directors is not currently aware of any efforts to obtain control of the Company, and the proposal to increase the authorized number of shares of Common Stock is not in response to any such efforts.

Required Vote and Recommendation

The affirmative vote of a majority of the of the issued and outstanding shares of the Company’s Common Stock in person or by proxy will be required to adopt this Proposal Three. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Board of Directors recommends that shareholders vote FOR the adoption to the proposed amendment to Article Fourth of the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 120,000,000.

Although the Company believes that the material provisions of the amendment to the Certificate of Incorporation are set forth above, reference should be made to the text of the amendment, a copy of which is attached as Exhibit B to this Proxy Statement.

MISCELLANEOUS

Cost of Soliciting Proxies

The cost of solicitation of Proxies, including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy soliciting material to beneficial owners of Common Stock, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telegraph or personal interviews.

Householding

Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. The Company does not use householding for the copies of the proxy statement that it delivers to shareholders and will not begin householding without notice to its shareholders.

Indemnification Insurance

New York law permits a corporation to purchase insurance covering a corporation’s obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies with various insurance companies covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire May 1, 2007. The annual premium cost of the policies is $590,500.

Shareholder Proposals

From time to time shareholders may present for consideration at meetings of shareholders proposals which may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with such meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Shareholder proposals intended to be included in the Company’s proxy statement and form of proxy to be used in connection with the Company’s 2008 Annual Meeting of Shareholders must be received by the Company by October 31, 2007. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 560 Lexington Avenue, New York, New York 10022-2928.

The Company’s by-laws, as amended, require shareholders who intend to nominate directors or propose business at any annual meeting to provide advance notice of such intended action, as well as certain additional information, to the Company. Such notice and information must be timely received by the Secretary of the Company at 560 Lexington Avenue, New York, New York 10022-2928 not less than 120 nor more than 150 days prior to the anniversary date of the notice of the annual meeting of shareholders held in the immediately preceding year. However, in the event the date of the annual meeting is changed by more than 30 days from the one year anniversary date of the date the annual meeting was held in such immediately preceding year and less than 130 days informal notice to shareholders or other public disclosure of the date of the annual meeting in the current year is given or made, advance notice of nominations or business proposed by a shareholder must be received by the Company not later than the close of business on the tenth calendar day following the date on which formal or informal notice or public disclosure of the date of the annual meeting is mailed or otherwise first publicly announced, whichever first occurs. Copies of the by-law provision are available upon request made to the Secretary of the Company.

By Order of the Board of Directors

Jerome Shaw, Secretary

New York, New York
February 28, 2007

EXHIBIT A

VOLT INFORMATION SCIENCES, INC.

2006 INCENTIVE STOCK PLAN

ARTICLE I

Establishment, Purpose, and Duration

        1.1 Establishment of the Plan. Volt Information Sciences, Inc., a New York corporation (the “Company”), hereby establishes an incentive stock plan for the Company and its Subsidiaries to be known as the “Volt Information Sciences, Inc. 2006 Incentive Stock Plan,” as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units to Employees and Non-Employee Directors.

        The Plan was adopted on September 6, 2006, and was subsequently amended and restated on January 8, 2007, by the Board of Directors of the Company. The Plan shall become effective on September 6, 2006 (the “Effective Date”), subject to a delayed effective date for amendments thereafter adopted by the Board of Directors of the Company and subject to the approval by vote of shareholders of the Company on or before September 5, 2007 in accordance with applicable laws. Awards of Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Units may be granted under the Plan on or after the Effective Date of the Plan and prior to the date of shareholder approval of the Plan, provided, however, that if granted prior to the date of shareholder approval of the Plan, each such Award shall be expressly subject to the approval of the Plan by vote of shareholders of the Company in accordance with applicable laws on or before September 5, 2007, and if such shareholder approval is not obtained, the Plan and all such Awards previously granted under the Plan shall terminate and become null and void.

        1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees and Non-Employee Directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees and Non-Employee Directors upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent.

        1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and, if shareholder approval is obtained as provided in Section 1.1 herein, shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XI herein, through September 5, 2016 (the “Term”), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

        2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(b) “Award” or “Grant” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock or Restricted Stock Units.

(c) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under the Plan.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary, in which event it shall mean the Board of Directors of that Subsidiary.

(e) “Change in Control” means the occurrence, on or after the Effective Date, of any of the following:

(i) the closing of a corporate reorganization in which the Company (or its successor) becomes a subsidiary of a holding company, the merger of the Company (or its successor) with or into another person, or the closing of the sale, conveyance, or other transfer of all or substantially all of the assets of the Company (or its successor) to another person, where the majority of the common stock of the acquiring or surviving entity is beneficially owned by persons who did not own the majority of the common stock of the Company (or its successor) immediately prior to the reorganization, merger, sale, conveyance or other transfer; or

(ii) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose nomination for election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board for purposes of this paragraph.

For purposes hereof, the term “person” shall include any individual, corporation, partnership, group, association, or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company (or its successor), any entity in which the Company (or its successor) owns a majority of the voting interest, or any employee benefit plan(s) sponsored by the Company (or its successor).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee(s) of the Board appointed or otherwise serving, as provided below, to administer the Plan pursuant to Article III herein.

(i) With respect to Awards to Employees, the Committee shall consist of at least two persons, each of whom shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code, as amended. Unless otherwise determined by the Board, with respect to Awards to Employees, the Committee shall consist of the Compensation Committee of the Board of Directors of the Company so long as it consists of at least two persons, each of whom is both a non-employee director and an outside director (as hereinbefore defined).

(ii) Unless otherwise determined by the Board, with respect to Awards to Non-Employee Directors, the Committee shall consist of the entire Board of Directors of the Company.

(h) “Company” means Volt Information Sciences, Inc., or any successor thereto as provided in Article XIII herein.

(i) “Employee” means a current or prospective officer or other employee of the Company or any of its Subsidiaries (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” of a Share means the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the New York Stock Exchange; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(l) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(m) “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary and who is not an employee of the Company or any Subsidiary (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).

(n) “Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option.

(o) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” means an Employee or Non-Employee Director who is granted or receives an Award under the Plan.

(q) “Performance Goal” means one or more performance measures or goals set by the Committee in its sole and absolute discretion for each grant of a performance-based compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the performance-based compensation Award that a Participant is entitled to exercise, receive, or retain. Performance Goals may be particular to a Participant; may relate to the performance of the Subsidiary, operating segment, division, branch, strategic business unit, or line of business, which employs him or her; or may be based on the performance of the Company generally. Performance Goals may be based on Stock value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization); operating profit; operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof; working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; credit ratings; productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management, or completion of critical projects or processes or other measurement determined by the Committee. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

Performance Goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the Performance Goals shall be determined, where applicable and except as provided herein or in the applicable Agreement, in accordance with generally accepted accounting principles applied in the United States of America.

The Committee, in its sole and absolute discretion and at any time but subject to any limitations under Section 162(m) of the Code in the case of an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, may adjust any Performance Goal and any evaluation of performance under a Performance Goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

In addition, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole and absolute discretion and at any time, may adjust any Performance Goal and any evaluation of performance under a Performance Goal on such basis and for such reason as it may determine.

Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine and certify the extent to which any Performance Goal and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of Stock).

(r) “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are restricted, pursuant to Article VII or VIII herein.

(s) “Plan” means the Volt Information Sciences, Inc. 2006 Incentive Stock Plan, as described and as hereafter from time to time amended.

(t) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII herein.

(u) “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a “Restricted Unit.” Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

(v) “Stock” or “Shares” means the Common Stock, $.10 par value per share, of the Company.

(w) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

ARTICLE III

Administration

        3.1 The Committee. The Plan shall be administered by the Committee, which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made, exercised and paid; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan; (vi) to change Performance Goals (subject to limitations under Section 162(m)(4)(C) of the Code for Awards that are intended to qualify as performance-based compensation thereunder); and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its sole and absolute discretion. Any determination by the Committee shall be in the Committee’s sole and absolute discretion, and its determination shall be final and binding on all parties. Any exercise of discretion by the Committee shall be deemed to mean an exercise of discretion in its sole and absolute discretion, and its exercise shall be final and binding on all parties.

        The President or the General Counsel or such other officers of the Company as shall be designated by the Committee are hereby authorized to execute, but only within the State of New York, Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

        For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may become earned, exercised or vested only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.

        Subject to limitations under applicable law, the Committee is authorized in its sole and absolute discretion to issue Awards and/or accept notices, elections, consents, and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

        Except in connection with the approval, modification or amendment of Awards to Non-Employee Directors, a majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee. In connection with the approval, modification or amendment of Awards to Non-Employee Directors, the entire Committee shall constitute a quorum and the unanimous action of all of the members (in person or as otherwise permitted by applicable law), or acts approved in writing by unanimous consent of the Committee without a meeting, shall be deemed the action of the Committee.

        3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees and/or Non-Employee Directors as may be selected by it to be Participants. Each Award shall be evidenced by an Agreement.

        3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be made in its sole and absolute discretion and shall be final, conclusive, and binding.

        3.4 Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

        Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

        Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

        3.5 Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

        4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed One Million Five Hundred Thousand (1,500,000) Shares. Except as provided in Section 4.2 herein, only Shares actually issued or issuable in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

        4.2 Lapsed Awards or Forfeited Shares; Shares Used as Payment of Exercise Price or for Taxes.

(a) If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

(b) In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option. In addition, in determining the number of shares of Stock available for

A-7

Awards, if Stock has been delivered or exchanged by, or withheld from, a Participant as full or partial payment to the Company for payment of withholding taxes, or if the number of shares of Stock otherwise deliverable by the Company has been reduced for payment of withholding taxes, the number of shares of Stock exchanged by or withheld from a Participant as payment in connection with the withholding tax or so reduced by the Company shall again be available for the grant of an Award under the Plan.

        4.3 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price, and the annual limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V
Eligibility

        5.1 Persons eligible to participate in the Plan and receive Awards are all Employees and all Non-Employee Directors who, in the opinion of the Committee, merit becoming Participants.

ARTICLE VI

        6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have sole and absolute discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Participant may be granted Options in any calendar year for more than One Hundred Thousand (100,000) Shares, (ii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the earlier of the Effective Date of the Plan or the date of shareholder approval of the Plan, and (iv) no ISO may be granted to a Non-Employee Director.

        6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted; the Option Price (as defined in Section 6.3 herein); the duration of the Option; the number of Shares to which the Option pertains; any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment or service; and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.

        6.3 Option Price. The exercise price per Share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations: The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Grant Date.

        6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no ISO shall be exercisable after the expiration of ten years from its Award Date (unless on that day the exchange on which the Stock then trades is closed, in which case those Options shall expire on the next day on which such exchange is open). In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must not be exercisable after the expiration of five years from its Award Date.

        6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

        6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash or certified check or wire transfer, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, by delivery of a promissory note (in the Committee’s sole and absolute discretion and subject to restrictions and prohibitions of applicable law (including, without limitation, the prohibition on extensions of credit to executive officers and directors under the Sarbanes-Oxley Act of 2002) or by a combination of the foregoing.

        To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

        As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests or the Committee so directs.

        6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable in its sole and absolute discretion, including, without limitation, (i) restrictions under applicable Federal securities laws, under the rules of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares and (ii) a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability. In the event the Committee so provides in an Agreement pertaining to an Option, Stock delivered on exercise of the Option may be designated as Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor or otherwise in the event the Participant does not complete a specified service period after exercise.

ARTICLE VII
Restricted Stock

        7.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Employees and Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted more than One Hundred Thousand (100,000) Shares of Restricted Stock in any calendar year. Unless otherwise provided in the applicable Agreement, Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock may be issued in book entry or electronic form or in certificated form. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock in certificated form shall be retained by the Company or held in escrow by an escrow agent selected, and subject to change from time to time, by the Committee until the termination of the Period of Restriction pertaining thereto.

        7.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in an Agreement or in a subplan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

        7.3 Other Restrictions. The Committee may impose or notify Participants of other restrictions, including any restrictions under applicable Federal or state securities laws (including, without limitation, restrictions in connection with the Securities Act of 1933, as amended), as it may deem advisable, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        7.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale, transfer, pledge, hypothecation or other disposition of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Volt Information Sciences, Inc. 2006 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Agreement. A copy of the Plan, such rules and procedures, and the applicable Restricted Stock Agreement may be obtained from the Secretary of Volt Information Sciences, Inc.”

        7.5 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s) by the Committee. Once the Shares are released from the restrictions, the legend required by Section 7.4 herein shall be removed and, unless and until the Participant requests in writing, or the Committee directs, issuance and delivery in certificated form, the Shares of Stock may remain in book entry or electronic form or held in escrow by an escrow agent selected, and subject to change from time to time, by the Committee.

        7.6 Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise voting rights with respect to those Shares.

        7.7 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property other than Shares until the Shares of Restricted Stock to which the dividends and other distributions relate vest), during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions made in cash or property other than Shares with respect to those Shares of Restricted Stock. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the Shares of Restricted Stock with respect to which they were distributed.

        7.8 Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company. Notwithstanding the foregoing, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of such Performance Goal(s) and provide for vesting of the Award on such basis as it deems appropriate.

        7.9 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares delivered to a Participant pursuant to this Article as it may deem advisable in its sole and absolute discretion, including, without limitation, (i) restrictions under applicable Federal securities laws, under the rules of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares and (ii) a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability. In the event the Committee so provides in an Agreement, Stock delivered pursuant to the Plan in connection with Awards of Restricted Stock may be subject to a buyback right by the Company in the amount of, or based on, a specific or formula price therefor or otherwise in the event the Participant does not complete a specified service, consulting or noncompetition period after issuance or delivery of the Stock to the Participant.

ARTICLE VIII
Restricted Stock Units

        8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Employees and Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted more than One Hundred Thousand (100,000) Restricted Stock Units in any calendar year. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

        8.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If a Restricted Stock Unit Award is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in an Agreement or in a subplan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

        8.3 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding. Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units until such Shares are actually issued. Unless otherwise provided in the Agreement, if any deemed dividends or other distributions would be paid in Shares, such Shares shall be considered to increase the Participant’s Restricted Stock Units with respect to which they were declared based on one Share equaling one Restricted Stock Unit. In addition, unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

        8.4 Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse (such amount, the “RSU Value”).

        The Agreement may provide for payment of the RSU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of vesting based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.

        Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in cash or Shares as provided in the Agreement, valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

        8.5 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares delivered to a Participant in settlement of a Restricted Stock Unit as it may deem advisable in its sole and absolute discretion, including, without limitation, (i) restrictions under applicable Federal securities laws, under the rules of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares and (ii) a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability. In the event the Committee so provides in an Agreement, Stock delivered on the settlement of a Restricted Stock Unit may be designated as Restricted Stock or Stock and/or may be subject to a buyback right by the Company in the amount of, or based on, a specific or formula price therefor or otherwise in the event the Participant does not complete a specified service, consulting or noncompetition period after settlement.

        8.6 Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Restricted Stock Units which were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company. Notwithstanding the foregoing, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of such Performance Goal(s) and provide for vesting of the Award on such basis as it deems appropriate.

ARTICLE IX
Change in Control

        9.1 In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole and absolute discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, with or without a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE X
Modification, Extension, and Renewals of Awards

        10.1 Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.3 herein. In addition, the Committee may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor, so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards or awards and are not of a different type (with Options being one type and all other Awards being a different type), and otherwise, the new Awards may specify different performance goals from the surrendered Awards or awards, may provide for more rapid or slower exercisability or vesting than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE XI
Amendment, Modification, and Termination of the Plan

        11.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations.

        11.2 Awards Previously Granted. No termination, amendment, or modification of the Plan, other than pursuant to Section 4.3 or 14.10 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XII

Withholding

        12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State, and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

        12.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options, upon the lapse of restrictions on Restricted Stock or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XIII
Successors

        13.1 All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIV
General

        14.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., exchanges) as may be required.

        14.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Employee or Non-Employee Director. Participation in the Plan shall not give any Employee or Non-Employee Director any right to be retained in the employment or service of the Company or any of its Subsidiaries. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Employee or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

        14.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

        14.4 Governing Law. The Plan has been adopted in New York, New York and all Agreements hereunder shall be deemed to have been entered into in New York, New York. The Plan, and all Agreements hereunder, shall be governed, construed, and administered in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in the State of New York. Any dispute under the Plan, or under any Agreement hereunder, shall be adjudicated solely and exclusively in the Courts of the State of New York located in the borough of Manhattan, City and State of New York, and the Federal Court for the Southern District of New York, and no other Court shall have jurisdiction of this Plan, any Agreement issued under the Plan, any Award issued under the Plan, or any dispute hereunder.

        14.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        14.6 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

        14.7 Transferability. Unless the Agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided in this section, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole and absolute discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family, provided that, following any such transfer or assignment, the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole and absolute discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

        14.8 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his or her employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

        14.9 Registration and Other Laws and Regulations. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue, or deliver Shares under such Awards, shall be subject to all applicable federal, state, and foreign laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state, or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable.

        14.10 Nonqualified Deferred Compensation Plan Omnibus Provision. It is intended that any compensation, benefits, or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be nonqualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.

ARTICLE XV
Substitution of Awards under Other Plans or Agreements

        15.1 The Committee is hereby authorized to grant Awards on such basis as it deems appropriate, and to effect the issuance of Stock under this Plan in substitution for options, stock appreciation rights, or other forms of equity compensation awarded and outstanding under any equity compensation plan of, or agreement entered into with, a business entity which is acquired by the Company or otherwise becomes a Subsidiary on such terms and conditions as it deems appropriate. The Committee is expressly authorized to provide that the exercise price of an assumed option or stock appreciation right may be higher or lower than the Fair Market Value of the Stock to which a substitute Option relates in order to approximate the inherent economic value of the assumed option or stock appreciation right.

Approved on September 6, 2006,
and amended and restated on
January 8, 2007, by
the Board of Directors

EXHIBIT B

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
VOLT INFORMATION SCIENCES, INC.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

*  *  *  *  *

        WE, THE UNDERSIGNED, Steven Shaw and Howard B. Weinreich, being respectively the President and the Assistant Secretary of Volt Information Sciences, Inc., hereby certify:

1.	The name of the corporation is Volt Information Sciences, Inc. The name under which the corporation was formed is Volt Technical Corp.

2.	The certificate of incorporation of the corporation was filed in the office of the Department of State of New York on the 6th day of March 1957.

3.	Article Third of the Certificate of Incorporation is deleted in its entirety and is replaced by the following: “The amount of the capital stock is $12,500,000.”

4.	Article Fourth (a) and (a)(1) and (a)(2) of the Certificate of Incorporation are deleted in their entirety and are replaced by the following:

(a) The aggregate number of shares which the corporation is authorized to issue is 120,500,000 consisting of:

(a)(1) 120,000,000 shares of Common Stock having a par value of $.10 per share; and

(a)(2) 500,000 shares of Preferred Stock having a par value of $1.00 per share.”

5.	The amendment was authorized by the affirmative vote of the majority of the issued and outstanding shares of the Common Stock at the April 5, 2007 Annual Meeting of Shareholders.

        IN WITNESS WHEREOF, we have signed this certificate on the ____ day of __________ 2007 and we affirm the statements contained therein as true under penalties of perjury.

________________________________________
Steven Shaw, President

________________________________________
Howard B. Weinreich, Assistant Secretary

B-1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 5, 2007

TO THE SHAREHOLDERS OF
VOLT INFORMATION SCIENCES, INC.

New York, New York
February 28, 2007

Detach above card, sign, date and mail in postage paid envelope provided.

REVOCABLE PROXY
VOLT INFORMATION SCIENCES, INC.

The undersigned hereby appoints STEVEN A. SHAW, JEROME SHAW and HOWARD B. WEINREICH, jointly and severally, Proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of VOLT INFORMATION SCIENCES, INC. to be held on April 5, 2007, and at any adjournments or postponements thereof, as indicated upon the matters listed on the reverse side as described in the Notice of Meeting and accompanying Proxy Statement related to such meeting, receipt of which is acknowledged, and with discretionary power upon such other business as may come before the meeting, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior Proxy or Proxies.

Please be sure to sign and date this Proxy.

VOLT INFORMATION SCIENCES, INC.
560 LEXINGTON AVENUE
16TH FLOOR
NEW YORK, NY 10022-2928

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Volt Information Sciences, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Volt Information Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOLT01 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VOLT INFORMATION SCIENCES, INC.

Vote On Directors

Nominees: 01) Theresa A. Havell
02) Deborah Shaw
03) William H. Turner

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

This Proxy also provides voting instructions to the trustee of the Volt Information Sciences, Inc. Savings Plan.

The Board of Directors recommends a vote FOR the election of each nominee to serve as a director and FOR Proposals 2, 3 and 4 set forth in this Proxy.

Each properly executed Proxy will be voted in accordance with the specifications made above. If no specification is made, the shares represented by this Proxy will be voted FOR the election of all listed nominees and FOR Proposals 2, 3 and 4.

The Submission Of This Proxy, If Executed Properly, Revokes All Prior Proxies.

NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date